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                                                                   EXHIBIT 23(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the inclusion in this Registration Statement of CanArgo Energy Corporation on Form S-1, of our report which includes a paragraph regarding the ability of Fountain Oil Incorporated to continue as a going concern, dated March 9, 1998 (except for the sixth paragraph of Note 6, as to which the date is June 8, 1998, and for the first paragraph of Note 1, as to which the date is February 11, 1999) on our audit of the consolidated financial statements of Fountain Oil Incorporated as of December 31, 1997, December 31, 1996 and August 31, 1996, and for the year ended December 31, 1997, the four-month period ended December 31, 1996, and the years ended August 31, 1996 and 1995. We also consent to the reference to our firm under the caption "Experts."

                                                /s/PricewaterhouseCoopers L.L.P.
                                                PricewaterhouseCoopers L.L.P.

Houston, Texas
February 11, 1999